UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 5, 2010

CITIZENS & NORTHERN CORPORATION
(Exact name of registrant as specified in its charter)

PENNSYLVANIA
(State or other jurisdiction of incorporation)

000-16084	23-2951943
(Commission file number)	(IRS employer ID)

90-92 Main Street, Wellsboro Pennsylvania	16901
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code - (570) 724-3411

N/A
(Former name, address and fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On March 5, 2010, Citizens & Northern Corporation (the “Corporation”) entered into a Restricted Stock Agreement (the “Agreement”) with Charles H. Updegraff, Jr., the President and Chief Executive Officer of the Corporation, pursuant to which Mr. Updegraff was awarded 9,125 shares of restricted common stock of the Corporation as part of his executive compensation for 2010.  The Agreement provides, among other things, that the restrictions on the shares shall lapse upon the earliest to occur of (i) the third anniversary of the date of grant, (ii) Mr. Updegraff’s death or disability or (iii) the occurrence of a change in control of the Corporation.  The Agreement also provides that notwithstanding the foregoing, the restrictions on the shares may not lapse prior to the date on which the restricted shares may become transferable without violating the prohibitions set forth  in the TARP Rules applicable to TARP Recipients such as the Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Citizens & Northern Corporation

Date: March 5, 2010	By:	/s/ Mark A. Hughes
Mark A. Hughes, Treasurer